SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                             FORM 8-K

                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  APRIL 20, 1994


                  IDB COMMUNICATIONS GROUP, INC.
      (Exact Name of Registrant as Specified in its Charter)

                             DELAWARE
          (State or Other Jurisdiction of Incorporation)

                 0-14972                   93-0933098
               (Commission              (I.R.S. Employer
                 File No.)              Identification No.)

   10525 West Washington Boulevard, Culver City, California
             (Address of Principal Executive Offices)

                            90232-1922
                            (Zip Code)

                          (213) 870-9000
       (Registrant's Telephone Number, Including Area Code)



ITEM 5.  Other Events.

     On April 20, 1994, IDB Communications Group, Inc. (the "Company" or "IDB") entered into a Letter of Intent (the "Letter of Intent") dated as of April 20, 1994 with Peoples Telephone Company, Inc. ("PTel"). The Letter of Intent provides that IDB and PTel intend to enter into a definitive agreement which will set forth the terms and conditions of a merger between IDB and PTel (the "Merger") pursuant to which each outstanding share of common stock, $.01 par value, of PTel will be converted into 1.1 shares of common stock, $.01 par value, of IDB. The proposed merger is subject to satisfaction of customary conditions, including completion of due diligence by both parties, execution of a definitive agreement, approval by the shareholders of both companies and certain regulatory filings, and is expected to be completed by the end of 1994.

     The description contained herein of the Letter of Intent, PTel and the Merger, which does not purport to be complete, is qualified in its entirety by reference to the Letter of Intent, which is attached hereto as Exhibit 99.2.

ITEM 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.


      None.

(b)  Pro Forma Financial Information.

      None.

(c)  Exhibits.


     Exhibit
     No.                    Description


      99.1        Press Release dated April 21, 1994.
      99.2        Letter of Intent dated April 20, 1994.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on April 22, 1994.


                      IDB COMMUNICATIONS GROUP, INC.



                  By:  \s\ Edward R. Cheramy
                        Edward R. Cheramy
                        President